United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             July 6, 2005
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

                     On July 6, 2005, Overseas Shipholding Group, Inc. (the "Registrant") and Mats Berglund signed an agreement dated June 29, 2005 (the "Agreement") pursuant to which the Registrant will employ Mr. Berglund as its Senior Vice President and Head of its Crude Transportation Business, effective on a date to be agreed between the Registrant and Mr. Berglund (the "Start Date") but no later than January 1, 2006. Under the Agreement, the Registrant will pay Mr. Berglund a base salary at the rate of $550,000 per year. Mr. Berglund will participate to the extent eligible in the benefit plans and programs generally applicable to senior executives of the Registrant, including but not limited to, bonus plans, supplemental retirement plans, and the Registrant's 401(k) plan. Mr. Berglund will be granted options on the Start Date to acquire such number of shares of common stock of the Registrant as will have an aggregate value (determined by the Registrant on a Black-Scholes valuation) of $250,000, vesting in three equal tranches on the first, second and third anniversaries of the Start Date, provided he is employed by the Registrant on each such date. In addition, Mr. Berglund will be awarded on the Start Date such number of shares of the Registrant's restricted stock as will have an aggregate value of $250,000, based on the common stock's fair market value on the Start Date. Restrictions on one-fourth of the shares will lapse on each of the next four anniversaries of the Start Date, provided Mr. Berglund is employed by the Registrant on each such date. Upon presentation of appropriate documentation, the Registrant will reimburse Mr. Berglund for the reasonable costs of moving to the United States in an amount not to exceed $75,000.

                      Mr. Berglund's employment is at will and may be terminated by the Registrant at any time for any reason or no reason. If Mr. Berglund's employment terminates as a result of his death, disability or voluntary termination, the Registrant will pay him his base salary earned but not paid, any accrued vacation pay, any bonus for any prior completed year earned but not paid and any amounts due under other plans of the Registrant applicable to him ("Accrued Amounts"). If the Registrant terminates Mr. Berglund's employment for Cause (as defined in the Agreement) the Registrant will pay him the Accrued Amounts other than any unpaid bonus and he is not entitled to any other amounts. If the Registrant terminates Mr. Berglund's employment without Cause or Mr. Berglund terminates his employment for Good Reason (as defined in the Agreement), Mr. Berglund will receive his Accrued Amounts and, if such termination is prior to the third anniversary of the Start Date, his monthly base salary for 24 months and continued coverage under the Registrant's health plans until the earlier of his new full time employment and 18 months from the date of termination.

                        While Mr. Berglund is employed by the Registrant and for one year thereafter, he will not engage in Solicitation or enter into Competition with the Registrant or its affiliates (as such capitalized terms are defined in the Agreement), provided that if his employment terminates on or after the third anniversary of the Start Date, he will not enter Competition with the Registrant or its affiliates for six months after the end of his employment. A copy of the Agreement is attached hereto as Exhibit 10.

                      On July 11, 2005, the Registrant issued a press release announcing the appointment of Mr. Berglund as a Senior Vice President and Head of its Crude Transportation Business. A copy of the Press Release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

             (c)     Exhibits

             Exhibit No.   Description

              10                  Agreement dated June 29, 2005 between the Corporation and Mats Berglund.

               99                 Press Release dated July 11, 2005.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: July 12, 2005	By: /s/Myles R. Itkin
Name: Myles R. Itkin Title: Senior Vice President, Chief Financial Officer and Treasurer